                                                                  Exhibit (b)(6)

The McNeil Partnerships

CHRONOLOGY OF THE DISPOSITION PROCESS

June 3, 1999


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

At the request of the General Partner of the Partnerships, the accompanying material was compiled on a confidential basis for use solely by the Special Committee of the Board of the Directors of McNeil Investors, Inc. (the "Special Committee") in evaluating the proposed sale of the McNeil Entities and not with a view to public disclosure or filing thereof under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Federal Securities Laws"). This material was prepared for a specific use in furtherance of and subject to our engagement letter, by specific persons and was not prepared to conform with any disclosure standards under the Federal Securities Laws. The information herein is the best information known to PaineWebber Incorporated, and nothing contained in the accompanying material is, or shall be relied upon as, a promise or representation by PaineWebber Incorporated or any of its officers, directors, employees, affiliates, advisors or representatives. PaineWebber makes no representation as to (i) the completeness or adequacy of the information herein for purposes contemplated by the Special Committee or
(ii) the adequacy of the disposition process insofar as the Special Committee is concerned.

Nothing herein shall constitute a financial analysis, valuation, recommendation or opinion by PaineWebber Incorporated.

These materials are confidential and no further distribution or copying of these materials is authorized without PaineWebber's prior written consent, which may be granted or denied by PaineWebber Incorporated in its sole discretion.


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                                Table of Contents

I.       PRE-MARKETING

II.      INITIAL DUE DILIGENCE PERIOD

III.     INITIAL BIDS

IV.      REVISED BIDS

V.       FINAL DUE DILIGENCE PERIOD

VI.      FINAL BIDS

VII.     BID SUMMARY

VIII.    NEGOTIATIONS


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            Pre-Marketing

            . On November 24, 1997, the McNeil Partnerships (the "Partnerships") engaged PaineWebber Incorporated ("PaineWebber"), as exclusive financial advisor, to assist in the sale of all of the Partnerships' assets or interests.

            . To preserve PaineWebber's independence as financial advisor to the Partnerships, the General Partner engaged Robert A. Stanger & Co. to render certain fairness opinions.

            . During December 1997 and January 1998, PaineWebber performed due diligence on the Partnerships and worked with McNeil management and its counsel to prepare the offering materials based upon the Partnerships' books and records.

            . The offering materials consisted of (i) a Confidential Offering Memorandum, which outlined the offering process and timing, identified the McNeil entities, and summarized property operations, historical and projected capital expenditures and existing debt and (ii) a Property Information Book, which provided portfolio and property level detail, including individual property photographs and maps.

            . The McNeil Partnerships and Affiliated Companies (see next page) were marketed on an All-or-None basis.


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         Pre-Marketing (cont'd)

         -----------------------------------------------------------------------
            The McNeil Partnerships and Affiliated Companies

         -----------------------------------------------------------------------


            .    McNeil Investors, Inc. ("MII")

            .    McNeil Partners, L.P. ("MPLP")

            .    McNeil Real Estate Management, Inc. ("McREMI")

            .    The Partnerships:

                 -- MREF IX                         -- MREF XXIV
                 -- MREF X                          -- MREF XXV
                 -- MREF XI                         -- MREF XXVI
                 -- MREF XII                        -- MREF XXVII
                 -- MREF XIV                        -- Fairfax Associates
                 -- MREF XV                         -- Hearth Hollow Associates
                 -- MREF XX                         -- McNeil Midwest Associates
                 -- MREF XXI                        -- Regency North Associates
                 -- MREF XXII                       -- Surnmerhill Associates
                 -- MREF XXIII



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            Pre-Marketing (cont'd)

            . On January 30, 1998, after considering more than 240 potential bidders, PaineWebber identified 18 potential purchasers.

            . Potential purchasers were identified based on their (i) financial capacity to acquire a large portfolio of real estate assets with limited financing contingencies and (ii) experience and track record in closing large, comparable transactions.

            . Beginning February 3, 1998, confidentiality agreements were distributed to potential purchasers, who were required to sign such confidentiality agreements prior to receiving the offering materials.

            . Two potential purchasers significantly amended the confidentiality agreements and were therefore excluded from the process pursuant to instructions from legal counsel to the Partnerships. Two potential purchasers were excluded from the process pursuant to instructions from the General Partner. Two potential purchasers expressed no interest in the transaction and one potential purchaser was excluded due to a potential conflict of interest.

            . Initially, eleven potential purchasers received offering materials. During the due diligence period, two additional potential purchasers expressed an interest in the transaction, signed confidentiality agreements and ultimately received offering materials.


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         Pre-Marketing (cont'd)


         -----------------------------------------------------------------------------------------------------------
                        Potential Purchasers                 Offering                    Comments
                                                             Materials
                                                            Distributed
         -----------------------------------------------------------------------------------------------------------
         Initial Potential Purchasers

         1.       [*]                                           Yes                        --
         2.       [*]                                           Yes                        --
         3        [*]                                           No     Excluded from the Process by the General
                                                                       Partner

         4.       [*]                                           Yes                         --
         5.       [*]                                           No     No Interest in Pursuing Transaction
         6.       [*]                                           Yes                         --
         7.       [*]                                           No     Made Significant Amendments to
                                                                       Confidentiality Agreement/1/

         8.       [*]                                           No     Potential Conflict of Interest
         9.       [*]                                           Yes                         --
         10.      [*]                                           Yes                         --
         11.      [*]                                           No     No Interest in Pursuing Transaction
         12.      [*]                                           No     Made Significant Amendments to
                                                                       Confidentiality Agreement(1)

         13.      [*]                                           No     Excluded from the Process by the General
                                                                       Partner
         14.      [*]                                           Yes                        --
         15.      [*]                                           Yes                        --
         16.      [*]                                           Yes                        --
         17.      [*]                                           Yes                        --
         18.      [*]                                           Yes                        --

         Subsequent Potential Purchasers

         1.       [*]                                           Yes                         --
         2.       [*]                                           Yes    [*] Replaced [*] per General
                                                                       Partner Request
         3.       [*]                                           Yes                         --

         -----------------------------------------------------------------------------------------------------------

---------------------------------
/1/ Excluded pursuant to instructions from legal counsel to the Partnerships.


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/*/Name deleted in accordance with confidentiality obligations of the McNeil
Partnerships.
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            Initial Due Diligence Period

            . The initial due diligence period extended from February 5 to March 19, 1998.

            . A due diligence data room was established where due diligence files were available for review by prospective purchasers on a confidential basis.

            . Senior members of McNeil management were available during this initial due diligence period to answer questions for potential purchasers.

            . If touring properties, potential purchasers were instructed to maintain confidentiality by performing "drive-by" inspections only.


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            Initial Due Diligence Period (cont'd)

            . To facilitate the bidding process, and in an effort to limit potential contingencies, the Partnerships engaged the following third-party firms to facilitate prospective purchasers in their due diligence review of the McNeil organization:

--------------------------------------------------------------------------------------------------------------------
   Engagement Date                  Firm                                Service                Date(s)   Received

--------------------------------------------------------------------------------------------------------------------
      12/16/97       Professional Services Industries, Phase I Environmental Reports             1/15/98 - 1/30/98
                     Inc.
       3/1/98        Professional Services Industries, Phase II Environmental Reports - One Asset     3/13/98
                     Inc.
       9/8/98        Professional Services Industries, Phase II Environmental Reports - Eight    9/25/98 - 10/5/98
                     Inc.                              Assets
      10/28/98       Professional Services Industries, Phase III Environmental Report - Two      12/9/98 - 3/26/99
                     Inc.                              Assets
       4/13/98       American Title Insurance Company  Original Preliminary Title Reports        5/12/98 - 7/25/98
                                                       (Commitments)
                                                       Updated Preliminary Title Reports          8/9/98 - 4/23/99
                                                       (Commitments)
       4/22/98       Professional Services Industries, Structural / Engineering Reports           5/1/98 - 5/18/98
                     Inc.
--------------------------------------------------------------------------------------------------------------------

            . All third-party reports were available for review by potential purchasers throughout the offering process.







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            Initial Bids

            . Initial bids were due no later than 3:00 p.m., Pacific Time, on March 20, 1998.

            . Prior to this date, potential purchasers received a Bid Form, which outlined the bid procedures, and an attached "Schedule A," which set forth specifics of the proposed transaction and requirements for a conforming bid.

            . Potential purchasers were instructed to include in their bids, a cash balance of $36.2 million, which represented the aggregate cash balance for all of the Partnerships as of December 31,1997.

            . On March 20,1998, eight bids were received, ranging from $600.0 million to $750.7 million, with varying levels of contingencies.


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            Revised Bids

            . From March 21 to April 8, 1998, PaineWebber contacted each potential purchaser to discuss contingencies and financing sources and to confirm bid conformity with the procedures outlined in the offering materials.

            . On March 25, 1998, pursuant to a request by the General Partner, PaineWebber informed [*] that notwithstanding their bid, the General Partner had certain concerns regarding [*'s] ability to close a transaction.

            . As a result, on or about March 31, 1998, [*] replaced its joint venture partner with [*] and submitted a revised joint venture bid on April 9, 1998.

            . On or before April 9, 1998, five potential purchasers submitted revised bids. On May 12, 1998, one potential purchaser submitted a revised bid. Altogether, the revised bids ranged from $645.0 million to $741.5 million, with varying levels of contingencies and numerous financing sources.

            . On the basis of their original bids, revisions thereto, limited contingencies and financial capacity, the three highest bidders were selected by the General Partner, after consultation with PaineWebber, for a final due diligence period.


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            Final Due Diligence Period

            . A final due diligence period was established from April 13 to May 29, 1998. During the final due diligence period, PaineWebber and McNeil continued to review the portfolio and to address outstanding environmental, structural, title and operational issues.

            . On April 14, 1998, the final potential purchasers received "Schedule B," which summarized significant events that had occurred within each Partnership subsequent to the original printing and distribution of the offering materials.

            . On April 24, 1998, the final potential purchasers received an overview of the final bid process which reiterated an opportunity for further due diligence review, individual property tours, as well as corporate and property-level management interviews.

            . From May 14 to May 18, 1998, all reports were delivered to the Partnerships and made available for review by the final potential purchasers.

            . On May 22, 1998, the final potential purchasers received a "Revised Schedule B," which summarized significant events that had occurred subsequent to the original printing and distribution of the offering materials and the original "Schedule B." Also at this time, potential purchasers received unaudited balance streets for each Partnership as of March 31, 1998.


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            Final Due Diligence Period (cont'd)

            . The Revised "Schedule B" informed the final potential purchasers that from March 31 to April 30, 1998 (i) the Partnerships had sold six assets for total consideration of approximately $40.1 million, (ii) a note receivable had been paid-off in the aggregate amount of $1,992,000, representing the Partnership's portion of the outstanding debt balance at the time of the pay-off, and (iii) one asset, with an aggregate debt balance of $5,957,419 had been lost to foreclosure.

            . On May 27, 1998, the final potential purchasers received the final bid package, which included a Form of Letter of Intent and a Partnership Summary Schedule.

            .     The Form of Letter of Intent:

                  -- served as the final bid form

                  -- indicated an intent to negotiate a definitive agreement

                  -- acknowledged receipt of the Revised "Schedule B"

                  -- established conformity to the bid procedures

                  -- adjusted for asset sales, foreclosures and note pay-offs

                  -- waived all contingencies except those specifically stated
                     on Exhibit I

                  -- provided Exhibit II, which asked for a proposed transaction structure

                  -- included a list of all properties and mortgage loans owned as of March 31, 1998


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            Final Bids

            .     Final bids were due by 3:00 p.m., Pacific Time, May 29,1998.

            . The final bids included a revised aggregate cash balance as of April 30, 1998 of $42,048,782, adjusted for asset sales and the payoff of notes receivable subsequent to March 31, 1998.

            . The joint venture bid of [Final Bidder 1]* was selected by the General Partner as the winning bidder, after consultation with PaineWebber, with a final bid of $727,426,000. Included in this bid was $20.0 million, to be deposited in escrow by [Final Bidder 1]* at closing to fund scheduled deferred maintenance, capital expenditures and undisclosed liabilities, as determined by [Final Bidder 1]* in their sole discretion. Net of the $20.0 million escrow amount, the [Final Bidder 1]* bid equated to $707,426,000, which included $42.0 million of cash.

            . The [Final Bidder 1]* bid was contingent upon the negotiation and execution of a definitive Master Agreement to provide for a customary allocation of closing costs and subject to customary closing conditions and prorations, including:

                  -- the dismissal with prejudice of the pending class action lawsuit

                  -- the release by the limited partners of any and all claims against the General Partner and the Partnerships

                  -- the receipt of requisite third-party consents

                  -- appropriate confirmation that the Partnerships are treated as such for federal income tax purposes

                  -- no material adverse change to the sellers or properties


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            Final Bids (cont'd)

            . The second place bidder was [Final Bidder 2]*, whose financing was reported to be provided by [*], with a bid of $709,236,782. This bid was subject to the negotiation and execution of a definitive Master Agreement and a thirty day period to perform the following:

                  -- review engineering reports, title and survey

                  -- conduct Phase II environmental testing on less than ten properties

                  -- physical inspection of selected multifamily assets

            . The third place bidder was [Final Bidder 3]*. [Final Bidder 3]* submitted a letter of interest stating that it had received the final bid package, but was unable to submit a bid by the applicable deadline, due to certain time constraints. However, [Final Bidder 3]* expressed a continued interest in the proposed transaction.


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

         Bid Summary

         ===========================================================================================================
         ($ in thousands)                           Whitehall    [Final      [Final       [Final
                                                      Street    Bidder 3]*  Bidder 2]*   Bidder 1]*       [*]
         ===========================================================================================================
         Original Bids (Due 3/20/98):
          Date                                          3/20/98    3/20/98     3/20/98     4/9/98               --
          Bid                                      $    645,000  $ 671,500   $ 750,700   $ 738,700
          Cash Included in Assets to Be
           Acquired                                          --    (36,200)    (36,200)    (36,200)             --
          Prepayment Penalties                               --         --          --          --              --
          Title Policies                                     --         --          --          --              --
          Escrow for Capital Expenditures                    --         --          --          --              --
                                                   ------------  ---------   ---------   ---------   --------------
            Total Bid for Non-Cash Assets          $    645,000  $ 635,300   $ 714,500   $ 702,500
                                                   ============  =========   =========   =========   ==============

         Revised Bids (Due no later than 4/9/98):
          Date                                           4/1/98     4/8/98          --          --              --
          Bid                                      $    681,129  $ 741,500
          Cash Included in Assets to Be
           Acquired                                     (36,129)   (36,200)         --          --              --
          Prepayment Penalties                               --         --          --          --              --
          Title Policies                                     --         --          --          --              --
          Escrow for Capital Expenditures                    --         --          --          --              --
                                                   ------------  ---------   ---------   ---------   --------------
            Total Bid for Non-Cash Assets          $    645,000  $ 705,300
                                                   ============  =========   =========   =========   ==============

         Final Bids (Due 5/29/98):
          Date                                               --         --     5/29/98     5/29/98              --
          Bid                                                --         --    $709,237   $ 727,426
          Cash Included in Assets to Be
           Acquired                                          --         --     (42,049)    (42,049)             --
          Prepayment Penalties                               --         --          --          --              --
          Title Policies                                     --         --          --          --              --
          Escrow for Capital Expenditures                    --         --          --     (20,000)             --
                                                   ------------  ---------   ---------   ---------   --------------
            Total Bid for Non-Cash Assets                    --         --/1/ $667,188   $ 665,377
                                                   ============  =========   =========   =========   ==============

         Final Revised Bids:
          Date                                          5/11/99   11/16/98     1/12/99        7/98         11/9/98
          Bid                                      $    646,090  $ 646,090   $ 635,000   $ 665,377       $ 575,000
          General Price Reduction                            --         --          --     (82,000)             --
          Hedge Costs                                        --         --     (12,000)         --              --
          Environmental Adjustments                          --     (2,363)         --          --              --
                                                   ------------  ---------   ---------   ---------   --------------
            Total Bid for Non-Cash Assets          $    646,090  $ 643,727   $ 623,000   $ 583,377       $ 575,000
                                                   ============  =========   =========   =========   ==============

         ===========================================================================================================

---------------------------
/1/ [Final Bidder 3]* submitted a letter of interest stating that it had received the final bid package, but was unable to submit a bid by the applicable deadline, due to certain time constraints. However, [Final Bidder 3]* expressed a continued interest in the proposed transaction


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

Bid Summary
================================================================================================================================
($ in thousands)                                    [*]         [*]          [*]                  [*]                    [*]
================================================================================================================================
Original Bids (Due 3/20/98):
   Date                                            3/20/98     3/20/98      3/20/98              3/20/98                3/20/98
   Bid                                      $      601,500   $ 650,000     $600,000            $ 645,400               $716,200
   Cash Included in Assets to Be                        --          --           --              (36,200)               (36,200)
    Acquired
   Prepayment Penalties                                 --          --           --                   --                 (5,900)
   Title Policies                                       --          --           --              (10,000)  /1/               --
   Escrow for Capital Expenditures                      --          --           --               (9,223)                    --
                                            --------------   ---------     --------            ---------               --------
       Total Bid for Non-Cash Assets        $      601,500   $ 650,000     $600,000   /2/      $ 589,977               $674,100
                                            ==============   =========     ========            =========               ========

Revised Bids (Due no later than 4/9/98):
   Date                                            5/12/98     3/31/98       4/9/98              3/30/98                     --
   Bid                                      $      645,000   $ 686,200     $713,000            $ 696,300                     --
   Cash Included in Assets to Be                        --     (36,200)     (36,200)             (36,000)                    --
    Acquired
   Prepayment Penalties                                 --          --           --                   --                     --
   Title Policies                            (10,000)/(1)/          --           --              (10,000)                    --
   Escrow for Capital Expenditures                      --          --           --               (9,338)                    --
                                            --------------   ---------     --------            ---------               --------
       Total Bid for Non-Cash Assets        $      635,000   $ 650,000     $676,800            $ 640,962                     --
                                            ==============   =========     ========            =========               ========

Final Bids (Due 5/29/98):
   Date                                                 --          --           --                   --                     --
   Bid                                                  --          --           --                   --                     --
   Cash Included in Assets to Be                        --          --           --                   --                     --
    Acquired
   Prepayment Penalties                                 --          --           --                   --                     --
   Title Policies                                       --          --           --                   --                     --
   Escrow for Capital Expenditures                      --          --           --                   --                     --
                                            --------------   ---------     --------            ---------               --------
       Total Bid for Non-Cash Assets                    --          --           --                   --                     --
                                            ==============   =========     ========            =========               ========

Final Revised Bids:
   Date                                           10/22/98    12/21/98
   Bid                                      $      570,000   $ 565,000           --                   --                     --
   General Price Reduction                              --          --           --                   --                     --
   Hedge Costs                                          --          --           --                   --                     --
   Environmental Adjustments                            --          --           --                   --                     --
                                            --------------   ---------     --------            ---------               --------
       Total Bid for Non-Cash Assets        $      570,000   $ 565,000           --                   --                     --
                                            ==============   =========     ========            =========               ========

---------------------------
/1/    Represents estimated cost per McNeil management.

/2/ Original Bid assumes the sale or other disposition of seven properties, and the repayment of a note receivable. As such, the Original Bid attributes no value to these assets.


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

      Negotiations

      . As mentioned previously, the joint venture bid of [Final Bidder 1]* was selected as the winning bidder with a final net bid of $707,426,000. Such bid included the April 30, 1998 aggregate cash balance of $42.0 million, resulting in a net purchase price of $665.4 million.

      . In early July 1998, after several weeks of negotiations, [Final Bidder 1]* reduced its purchase price by $82.0 million, resulting in a new, net purchase price of $583.4 million.

      . Consequently, after consultation with PaineWebber, the General Partner instructed that negotiations cease and PaineWebber contact the second place bidder, [Final Bidder 2]*. However, at that time, [Final Bidder 2]* declined to pursue the transaction further, due to internal issues and capital markets volatility.

      . The General Partner then instructed PaineWebber to contact the third place bidder, [Final Bidder 3]*.

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      Negotiations (cont'd)

      . On July 28, 1998, McNeil and [Final Bidder 3]* entered into an exclusivity agreement that extended to August 14, 1998.

      . On August 14, 1998, [*], President and CEO of [Final Bidder 3]* met with PaineWebber and McNeil management.

      . At that time, a revised purchase price of $692,426,000 was agreed upon by the General Partner and [Final Bidder 3]*. Such purchase price included the April 30, 1998 aggregate cash balance of $42,048,782, resulting in a net purchase price of $650,377,218.

      . Subsequently, [Final Bidder 3's]* bid was reduced by $2,287,415, to reflect McNeil's portion of the payoff of the Lakeland Nursing Home note receivable on August 20, 1998, resulting in a net purchase price of $648,089,803.

      . From August 15, 1998 to mid-February 1999, PaineWebber, McNeil management and legal counsel for McNeil negotiated with [Final Bidder 3's]* management, [Final Bidder 3's]* legal counsel and [*], [Final Bidder 3's]* financial advisor.

      . Also during this time period, PaineWebber, McNeil management and legal counsel to the Partnerships responded to various due diligence issues raised by [Final Bidder 3]* and its advisors.


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      Negotiations (cont1d)

      . During this time, [Final Bidder 3]* visited and inspected every McNeil property and performed significant due diligence.

      . In response to issues raised by [Final Bidder 3]*, McNeil management addressed, and remediated as requested, certain environmental issues noted in the environmental reports.

      . Where required, Phase II and Phase III environmental reports were completed by PSI; and potential purchasers were advised that where indicated, environmental operations and maintenance programs were implemented by McNeil management.

      . Additionally, PaineWebber understands that preliminary title policies were issued and/or updated during this time.

      . Although negotiations continued, [Final Bidder 3]* exclusivity period had expired and additional parties were contacted by PaineWebber, at the General Partner's request, after discussions with PaineWebber, to potentially bid or re-bid on the portfolio.


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      Negotiations (cont'd)

      . On October 19, 1998, at the General Partner's request, PaineWebber met with officers of [*] to revisit [*]'s original bid. [*] decided to review the offering materials and most recent due diligence information, including all available third-party reports. On October 22, 1998, [*] submitted a verbal all-or-none bid in the amount of $570.0 million, net of Partnership cash balances.

      . On November 5, 1998, at the General Partner's request, PaineWebber met with officers of [*]. [*] signed a confidentiality agreement and began a review of the offering materials and most recent due diligence information, including all available third-party reports. On November 9, 1998, [*] submitted a verbal all-or-none bid in the amount of $575.0 million, net of Partnership cash balances.

      . On November 16, 1998, after further negotiations and based on property-level due diligence, [Final Bidder 3's]* purchase price was reduced by an additional $2.0 million, resulting in a new, net purchase price of $646,089,803.

      . On or about December 1, 1998, at the General Partner's request, PaineWebber met with officers of [*] to revisit [*]'s original bid. [*] decided to review the offering materials and most recent due diligence information, including all available third party reports. On December 21, 1998, [*] submitted a verbal all-or-none bid in the amount of $565.0 million, net of Partnership cash balances.


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      Negotiations (cont'd)

      . On or about January 6, 1999, at the General Partner's request after consultation with PaineWebber, PaineWebber met with [*], President of [Final Bidder 2]*. At that time, [*] expressed an interest in revisiting the transaction and potentially rebidding.

      . [*] informed PaineWebber that he had severed his relationship with [*] and had obtained a new source of capital, [*], which was partially funded by [*].

      . On January 12, 1999, [*] submitted a verbal all-or-none bid in the amount of $635.0 million, net of cash. However, [*] requested McNeil pay for the cost of a twelve month interest rate hedge to protect against interest rate volatility during the period from signing of the Definitive Agreement to closing.

      . The cost of such hedge was estimated to be $12.0 million, resulting in a net purchase price of $623.0 million.


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      Negotiations (cont'd)

      . Throughout January 1999, negotiations continued with [Final Bidder 3]*. However, [Final Bidder 3]* expressed concern over its lack of financing sources and the uncertainty of available financing given the length of time required to close.

      . On or about January 25, 1999, the General Partner of the Partnerships and [Final Bidder 3]* tentatively agreed to an additional purchase price reduction of $2,363,000 for certain environmental issues that [Final Bidder 3]* believed existed at certain properties at that time.

      . On February 4, 1999, [Final Bidder 3]* received preliminary board approval to proceed with the transaction up to signing the Definitive Agreement, at which time, Board approval would again be required.

      . On February 5, 1999, in an effort to incentivize [Final Bidder 3]* to incur the costs necessary to allow its financing sources to begin due diligence, McNeil entered into a new exclusivity agreement with [Final Bidder 3]*, which expired on February 9, 1999. [Final Bidder 3]* was informed that McNeil and PaineWebber expected to meet with its financing sources and that financial due diligence should begin prior to the end of the exclusivity period.

      . During this period, [Final Bidder 3]* identified all of its potential financing sources, including its proposed equity partner, Whitehall Street Real Estate.

      . On February 9, 1999, PaineWebber and McNeil management met with Whitehall to determine the level of commitment to provide equity financing to [Final Bidder 3]*.


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      Negotiations (cont'd)

      . However, as of the expiration of this exclusivity agreement, neither [Final Bidder 3]*'s debt nor equity sources had begun financial due diligence.

      . From February 9 to 22, 1999, [Final Bidder 3]* continued to negotiate the transaction, but advised PaineWebber and McNeil that its lending sources were very scarce and expensive, and that those lenders considering financing would require a minimum due diligence period of 60 days. Additionally, [Final Bidder 3]* represented that its debt sources would not allow a funding commitment to remain outstanding for more than 90 days without an approximate $ 1.0 million up front commitment fee.

      . [Final Bidder 3]* proposed that McNeil pay this approximate $ 1.0 million up front commitment fee.

      . On February 22, 1999, PaineWebber and McNeil contacted Whitehall directly to discuss a two-party transaction.

      . On March 3, 1999, PaineWebber and McNeil terminated discussions with [Final Bidder 3]* based on its inability to secure financing and reach closure on the transaction.


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      Negotiations (cont'd)

      . On March 26, 1999, after three weeks of due diligence and negotiations, Whitehall and McNeil entered into an exclusivity agreement that extended to May 10, 1999. During this period, negotiations were ongoing.

      . On May 3, 1999, Whitehall requested an extension of this exclusivity agreement. Whitehall asked for such extension to accommodate its need for investment committee approval, title and survey due diligence and further negotiations.

      . After Whitehall informed McNeil of investment committee approval on May 11, 1999 and after confirmation of its $646.0 million purchase price, McNeil entered into a new exclusivity agreement on May 14, 1999, which extends through June 4, 1999.

      . In the course of negotiations, Whitehall has identified certain due diligence items, which may result in further purchase price reductions.

      . On May 25, 1999, at the request of the General Partner, PaineWebber presented the Chronology of the Disposition Process to the Special Committee of the Board of Directors of McNeil Investors, Inc.

      . It is anticipated that McNeil and Whitehall will conclude negotiations and sign the Definitive Agreement and other documentation on or before June 4, 1999; however, there can be no assurance that this will occur.


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      Negotiations (cont'd) - Other Interested Parties

      . From time to time throughout the process, PaineWebber, in its capacity as financial advisor to the Partnerships, received indications of interest from other potential purchasers.

      . Most notably, two existing limited partners of McNeil Fund XXVII separately expressed an interest in acquiring certain real estate assets owned by the Fund.

      . On December 30, 1998, Everest Properties II, LLC submitted an offer to purchase the eight self storage properties from McNeil Fund XXVII for $35.0 million, before adjustments.

      . On February 25, 1999, Nolan Bros., Inc. verbally expressed an interest in acquiring certain real estate assets owned by McNeil Fund XXVII.

      . On May 13, 1999, Everest submitted a "revised" offer to purchase all the real estate assets of McNeil Fund XXVII for $52.0 million, before adjustments.

      . Legal counsel to the Partnerships has maintained communication with both parties, but to the best knowledge of PaineWebber, neither has entered into confidentiality agreements, and has therefore not received due diligence materials.


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